 Exhibit 99.1

EXECUTION COPY

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (“Agreement”), dated as of May 24, 2019, by and between APPLIED ENERGETICS, INC., a Delaware corporation, having an address at 2480 W Ruthrauff Road, Suite 140 Q, Tucson, Arizona 85705 (the “Company”), and SWM Consulting, LLC, an Arizona limited liability company (the “Consultant”). The Company and Consultant are also referred to as either “party” or “parties” herein.

WITNESSETH:

WHEREAS the Company wishes to avail itself of the Consultant’s knowledge and expertise and to retain his services as a consultant in the development of technology and performance of certain contracts on behalf of the Company; and

WHEREAS, the Consultant has agreed to serve as a Consultant to the Company on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties set forth herein, it is hereby agreed as follows:

1.       Engagement. The Company hereby engages the Consultant to perform, and Consultant agrees to perform, the services (“Services”) set forth in the Statement of Work attached hereto as Exhibit A ( the “Statement of Work”). The Parties agree that the Services shall be overseen and primarily performed by Stephen McCahon and that any other personnel used by the Consultant in the performance of the Services shall be subject to prior approval in writing by the Company.

2.       Extent of Services; Availability. The Consultant agrees to make its personnel available to perform the Services for the Company during the initial 36-month term of this Agreement to the extent necessary to enable the Company to achieve the goals set forth in the Statement of Work. Consultant agrees, for itself and its personnel, to perform the Services to the best of their ability in a diligent and conscientious manner, to devote appropriate time, energies and skill to those duties called for hereunder and to be available as deemed necessary by mutual agreement of the parties during the term of this Agreement.

3.       Compensation and Reimbursement.

a.       Cash Compensation. As compensation for the Services, the Company shall pay to Consultant a consulting fee equal to $180,000 per annum for the first year and $250,000 per annum during each of the second and third years of the term of this Agreement (for an aggregate of $680,000). Such compensation shall be payable in equal monthly payments, beginning on the last day of the first month of the term. The first month of service shall start on June 1, 2019 (the “Effective Date”).

b.       The Company shall reimburse Consultant for all necessary and appropriate travel and miscellaneous expenses incurred by Consultant on behalf of the Company upon submission of documentary proof for such expenses and provided such expenses have been approved, either prior to or after, by Company management. Consultant shall render invoices for expenses to the Company, in accordance with Company’s practices, within a reasonable time after such expenses occurred.

4.	Further Considerations

a.       The parties acknowledge that the Company previously issued to Stephen McCahon, Consultant’s Sole Member, 20,000,000 shares of common stock, per the terms of the Consulting Agreement dated as of February, 23 2016 (the “Prior Consulting Agreement”) and the Common Stock Subscription Agreement, dated as of February 24, 2016. The Company believes it may have claims for the return or cancellation of some or all of these 20,000,000 shares. In exchange for the consideration set forth in Section 4.b., below, the Company agrees that Consultant shall be entitled to retain the 20,000,000 shares, and the Company agrees that it will not challenge the initial issuance of such 20,000,000 shares to Consultant or any provisions of the Prior Consulting Agreement

b.       The parties shall enter into a separate agreement pursuant to which the Company shall purchase 5,000,000 shares of the 20 million shares referenced in 4.a from Consultant at a price of $0.06 per share in alignment with recent equity offerings conducted by the Company. The 5,000,000 share purchase shall be completed within 30 days of completing its planned equity offering with full payment made to the Consultant

c.       The Company agrees to use its best efforts to have the restrictive legend removed from the remaining 15,000,000 shares so that they may be transferred or sold without restriction, including by filing a Registration Statement on Form S-8 registering such shares with the Securities and Exchange Commission within 60 days of signing this agreement, or at a time that is mutually agreed by both parties

d.       The parties agree that 5,000,000 shares of the 15,000,000 shares referred to in Section 4.c. will be subject to a lock-up on their sale and shall be released from the lock-up at a rate of 5,000,000 / 36 = 138,889 shares per month for the 36-month duration of this Agreement. Any time after the 36-month duration of this agreement, any remaining locked-up shares shall be un-locked.

e.       The Company agrees that upon the closing of a sale of the Company involving either a (a) merger in which the Company is not the surviving company; (b) merger or sale of a controlling interest in the Company following which the acquiring entity owns in excess of 50% of the Company’s outstanding equity; (c) sale of all or substantially all of the assets of the Company, (d) a change in control of the Company, or (e) upon termination of this agreement, any lock-up restriction on the sale of shares of the locked-up shares in 4.d shall be automatically and immediately lifted

f.      The parties specifically acknowledge that the obligations above (4a through 4e) shall, like all other obligations herein, apply to the parties’ successors, heirs and assigns.

5.       Confidential Information.

a.       The Consultant understands that the Consultant’s relationship to the Company creates a relationship of confidence and trust with respect to any information of a confidential or secret nature that may be disclosed to the Consultant by the Company or by the business of any affiliate, customer or supplier of the Company or any other party with whom the Company agrees to hold information of such party in confidence(“Confidential Information”). Such Confidential Information includes but is not limited to plans, research, know-how, trade secrets, specifications, drawings, sketches, models, samples, data, technology, computer programs, documentation, relating to software, computer systems, source code, object code methodologies, product development, distribution plans, contractual arrangements, profits, sales, pricing policies, operational methods, technical processes, other business affairs and methods, plans for future developments and other technical and business information, including information related to inventions, which is not publicly available and can be communicated by any means whatsoever, including without limitation oral, visual, written and electronic transmission.

b.     At all times, both during the term of this Agreement and after its termination, the Consultant will keep and hold, and will take all reasonable and appropriate steps to ensure that its personnel keeps and holds, all Confidential Information in strict confidence and trust, and neither the Consultant nor any of its personnel will use or disclose any of such Confidential Information without the prior written consent of the Company, whether such Confidential Information was obtained prior to or during the term of this Agreement. Upon termination of this Agreement, the Consultant will promptly deliver to the Company all documents and materials of any nature pertaining to the Consultant’s work with the Company and the Consultant will not take any documents or materials or copies thereof containing any Confidential Information. the Consultant represents and warrants that during any period prior to this Agreement in which the Consultant may have received or otherwise had access to Confidential Information, the Consultant did not disclose any such Confidential Information. The Consultant further represents and covenants that it will cause any of its personnel providing Services under this Agreement to enter into a non-disclosure agreement in favor of the Company.

c.       The Consultant agrees to notify the Company immediately upon discovery of (1) any unauthorized disclosure of Confidential Information, (2) any use of Confidential Information other than in pursuit of the Consultant’s business relationship with the Company, and (3) any other breach of this Agreement by the Consultant, and the Consultant will cooperate with the Company in every reasonable way to help the Company regain possession of the Confidential Information and prevent its further unauthorized use.

d.     Confidential Information shall not include that information otherwise defined as Confidential Information that (1) entered the public domain without a breach by the Consultant or its personnel or affiliates of any obligation owed the Company, (2) became demonstrably known to the Consultant prior to the Company’s disclosure of such information to the Consultant, or (3) became known by or available to the Consultant from a source other than the Company subsequent to the Company’s disclosure of such information to the Consultant, without any breach of any obligation of confidentiality owed to the Company.

6.           Work Product. Consultant understands and agrees that all work performed by Consultant for, on behalf of or in collaboration with, the Company or its employees or affiliates (“Work”), is on a “work-for-hire” basis, and Consultant hereby assigns and transfers and, to the extent any such assignment cannot be made at present, will assign and transfer, to the Company and its successors and assigns all his right, title and interest in and to any and all intellectual property, including without limitation, all patents, patent applications, inventions, copyrights, software, mask works, designs, and works of authorship, whether or not patentable or copyrightable, arising out of the Work (“Developments”). Such Developments shall be considered confidential and proprietary information of the Company which shall have all right title and interest therein. Consultant shall assist the Company in every proper respect to obtain, and from time to time enforce, proprietary rights relating to the Developments in any and all countries. To that end, Consultant agrees that it will execute, verify, and deliver such documents or assignments and perform such other acts as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining, and enforcing such proprietary rights and the assignment thereof. The obligation to assist the Company under this Section 5 shall continue beyond the termination of this Agreement.

7.           Company Property. During the term of this Agreement and after its termination, Consultant will not use any Company Property for any purpose other than for the benefit of the Company. Upon termination of this Agreement, or at any time at the request of the Company, Consultant will return all Company Property. Consultant will also return all copies of Company Property, and any work product derived from Company Property. “Company Property” means Confidential Information of the Company, customer lists, prospect lists, forms, manuals, records, correspondence, contracts, notes, memoranda, notebooks and other documents of the Company, software media, equipment, and other intangible and tangible property owned by the Company including, without limitation, any and all of the Assets.

8.         Non-Competition. During the term of this Agreement and for a period of two years following termination of his service with the Company for any reason, Consultant will not, either alone or jointly with others or as an agent, consultant or employee of any person, firm or company, directly or indirectly, voluntarily or involuntarily, carry on or engage in any activity or business which is in competition with the business of the Company or any of its affiliates, successors or assigns.

9.         Non-Solicitation. During the term of his service with the Company and thereafter for a period of one year, the Consultant will not, either alone or in association with others (i) solicit, divert, take away, encourage or attempt to divert or take away the business or patronage of any of the clients, customers or business partners of the Company which were contacted, solicited or served by the Company or any of its affiliates during the 12-month period prior to the termination or cessation of the Consultant’s service to the Company; (ii) solicit, induce or attempt to induce any employee of the Company or its affiliates to terminate their employment or other engagement with the Company or any such affiliate; (iii) hire, recruit or attempt to hire, or engage or attempt to engage as an independent contractor, any person who was employed or otherwise engaged by the Company or any of its affiliates at any time during the term of this Agreement.

10.       Term; Termination. The engagement of Consultant hereunder by the Company shall commence as of the Effective Date and shall continue until the end of the Engagement Period specified on Exhibit A, unless terminated previously in accordance with this Section 10. Notwithstanding the foregoing, this Agreement may be terminated for cause by either Party which shall be effective immediately. For purposes of this Section 10, the term “cause” shall mean any (i) material breach of this Agreement by either Party which remains uncured for 10 days following notice thereof, (ii) gross negligence or willful misconduct by either Party in the performance of its obligations under this Agreement, (iii) any action taken by either Party which is reasonably likely to cast the other Party in an unfavorable light or bring negative publicity to the other Party or (iv) the unavailability of a Party to allow for the performance of the Services hereunder.

11.       Liquidated Damages. The parties agree that in the event of a breach of this Agreement by the Company which results in early termination, or termination of Consultant’s services, or termination of this Agreement by the Company without cause, the Company shall pay to the Consultant any unpaid Base Compensation; any remaining restrictions on the Consultant’s shares shall be lifted; the Company shall pay the Consultant for any unpaid expenses; and the Company shall continue to pay the Consultant his monthly cash compensation Base Compensation and Company benefits until he has secured full-time employment, but not to exceed a period of (i) twenty-four (24) months from the Effective Date or (ii) three months from the Termination Date, whichever is later. The parties agree that in the event of such a breach, it would be impossible to otherwise fairly calculate Consultant’s damages and that the reasonableness of these damages is acknowledged. The parties further agree that this amount is a fair and agreed upon calculation of damages and is not a penalty. The parties also agree that Consultant is relieved of any obligation to mitigate these damages and full consideration for this agreement is acknowledged.

12.       No Conflicting Obligations; No Breach. Consultant represents and warrants that Consultant is, and at all times during the term of engagement under this Agreement will be, under no obligation to any third party that would interfere with or restrict Consultant’s rendering to the Company of the Services hereunder. Consultant represents that Consultant’s performance of all the terms of this Agreement will not breach any work product assignment, proprietary information or other agreement with any former or current employer or other party.

13.       Independent Contractor. In performing Services for the Company pursuant to this Agreement, Consultant shall act in the capacity of an independent contractor with respect to the Company and not as an agent or employee of the Company.

14.       Compliance with Legal Requirements. The Company shall not provide workers’ compensation, disability insurance, Social Security or unemployment compensation coverage nor any other statutory benefit to Consultant or any of its personnel. Consultant shall comply at Consultant’s expense with all applicable provisions of workers’ compensation laws, unemployment compensation laws, federal Social Security law, the Fair Labor Standards Act, federal, state and local income tax laws, and all other applicable federal, state and local laws, regulations and codes relating to terms and conditions of employment required to be fulfilled by employers or independent contractors.

15.       Compliance with Standards. Consultant’s performance under this Agreement shall be conducted with due care and in full compliance with the highest professional standards of practice applicable to the Services. Consultant shall comply with all applicable Company rules and policies in the course of performing the Services.

16.       Limitation on Liability. Neither party shall be liable with respect to any subject matter of this agreement, under any contract, negligence, strict liability or other theory, for any indirect, incidental, special, exemplary or consequential damages, including without limitation, any loss of revenues or profits.

17.       Indemnification. Consultant will indemnify and hold Company harmless, and will defend Company against any and all loss, liability, damage, claims, demands or suits and related costs and expenses that arise, directly or indirectly, from claims that any Services performed by Consultant hereunder infringe any third-party intellectual property rights. Company will indemnify and hold Consultant harmless, and will defend Consultant against any and all loss, liability, damage, claims, demands or suits and related costs and expenses that arise, directly or indirectly, from any claims that the Company has violated any third-party intellectual property rights (but not including claims that arise out of Services performed by Consultant). The Company further agrees to indemnify and hold Consultant harmless from and against any lawsuit and related costs and expenses that arise out of Consultant’s involvement with George P. Farley, the Company’s prior CEO.

18.       Governing Law; Jurisdiction. This Agreement will be governed and interpreted in accordance with the internal laws of the State of Arizona without regard to or application of choice of law rules or principles. The Parties submit to the exclusive jurisdiction, and venue shall be deemed proper, in the courts in the State of Arizona, located in the County of Pima.

19.       Notices. All notices required to be given under the terms of this Agreement or which any of the Parties desire to give hereunder shall be in writing and personally delivered, sent by registered or certified mail, return receipt requested, or by overnight courier, in each case, to the address first set forth above. Any party may designate a change of address at any time by giving written notice thereof to the other parties.

20.       Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

21.       No Waiver. None of the provisions of this Agreement shall be deemed to have been waived by any act or acquiescence on the part of the Company, its agents, employees or Consultant, but only by an instrument in writing signed by an authorized officer of the Company or Consultant. No waiver of any provision of this Agreement shall constitute a waiver of any other provision(s) or of the same provision on another occasion.

22.       Entire Agreement. This document and its related attachments contain the entire agreement between Consultant and the Company regarding the terms of Consultant’ engagement by the Company and supersede any and all prior or simultaneous agreements of understandings between the parties including, without limitation, the Prior Consulting Agreementwhich are hereby terminated and of no further force or effect and any amounts due or accrued thereunder are hereby waived. Any amendment to the terms of this Agreement must be in writing and must be signed by Consultant and the Company.

23.       Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by Consultant without the prior written consent of Company (any purported assignment hereof in violation of this provision being null and void). This Agreement may be assigned by the Company in its sole discretion.

24.       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

25.       Survival. Sections 4, 5, 6, 7-9 and 16-18 shall survive termination of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Company:	The Consultant:

APPLIED ENERGETICS, INC.	SWM CONSULTING, LLC

By: /s/ Gregory J Quarles	By: /s/Stephen W McCahon

Name: Gregory J Quarles	Name: Stephen W McCahon
Title: CEO	Title: Consultant

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